AS FILED : FEBRUARY 5, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             LA TEKO RESOURCES LTD.
             (Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA                       87-0483319
(State or other jurisdiction of               (IRS Employer
incorporation or organization)             Identification No.)


625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA     V6C 2T6
(Address of Principal Executive Offices)       (Zip Code)

                     STOCK OPTIONS AS GRANTED TO DIRECTORS
                           (Full title of the plans)

                       JAMES R. KRUSE, 50 WEST BROADWAY,
                      SUITE 800 SALT LAKE CITY, UTAH 84101
                                 (801) 531-7090
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
     JAMES R. KRUSE                         GORDON J. FRETWELL
KRUSE, LANDA & MAYCOCK, L.L.C.        GORDON J. FRETWELL LAW CORPORATION
EIGHTH FLOOR, BANK ONE TOWER              889 WEST PENDER, SUITE 800
    50 WEST BROADWAY                     VANCOUVER, BRITISH COLUMBIA
     SALT LAKE CITY, UTAH  84101                CANADA V6C 3B2
 VOICE:  (801)  531-7090                   VOICE:  (604) 689-1280
TELECOPY:  (801) 531-7091                 TELECOPY:  (604) 689-1288


                 CALCULATION OF REGISTRATION FEE

                              Proposed      Proposed
   Title of      Amount to    maximum       maximum       Amount of
  securities         be       offering     aggregate     registration
     to be       registered  price per      offering         fee
  registered        (1)       share(2)       price


Common Stock      800,000      $2.08     $1,665,000.00     $505.00


 (1) Pursuant to rule 416, there are also being registered such additional securities as may become issuable as a result of antidilution provisions.
(2) Pursuant to rule 457(g) of the Securities Act of 1993, the proposed maximum offering price per share for purpose of calculating the registration fee is the weighted average exercise price per share of the options.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

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                    INCORPORATION OF DOCUMENTS BY REFERENCE
----------------------------------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") by La Teko Resources Ltd., a British Columbia, Canada corporation ("La Teko"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference into this Registration
Statement:

          (1) La Teko's annual report on Form 10-K for the year ended December 31, 1995, as amended on form 10-K/A filed August 13, 1996;

          (2) La Teko's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996, and interim reports on Form 8-K dated November 5, 1996, and January 7, 1997; and

          (3) The description of the Common Stock of La Teko contained in its registration statement on Form S-2, SEC file no. 33-81886, under the caption "DESCRIPTION OF SECURITIES: Common Stock."

     All documents filed by La Teko pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

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                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
----------------------------------------------------------------------

     La Teko has entered into indemnification agreements with its directors and officers whereby it has agreed to indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law for such claims and expenses as they may be subject as a result of their status as officers or directors of La Teko, subject to court approval. Such indemnification includes indemnification for liabilities arising under the Securities Act. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


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                                    EXHIBITS
----------------------------------------------------------------------

            SEC
Exhibit  Reference
  No.       No.                     Description                     Location


 4.01        4     Specimen certificate for Common Stock         Incorporated
                                                                  by reference*

 5.01     5 & 23   Letter opinion, including consent, of Gordon  This Filing
                    J. Fretwell Law Corporation regarding
                    legality of Common Stock to be issued
                    pursuant to the Registration Statement.

 10.01      10     Indemnification Agreement between La Teko     This Filing
                    Resources Ltd., including a schedule of
                    indemnitees subject thereto

 23.01      23     Consent of Bedford, Curry & Co., auditors     This Filing
                    for La Teko.

 23.02      23     Consent of Gordon J. Fretwell Law             See Above
                    Corporation

 23.03      23     Consent of Mine Development Associates        This Filing

 24.01      24     Powers of Attorney                            See signature
                                                                  page to
                                                                  Registration
                                                                  Statement



* Incorporated by reference from the Company's registration statement on Form S-8 filed December 31, 1995, under SEC file no. 333-00174.

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                                  UNDERTAKINGS
----------------------------------------------------------------------

REGULATION S-K

     RULE 415 OFFERINGS [ITEM 512(A)]

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE [ITEM 512(B)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(a) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     FILING OF REGISTRATION STATEMENT ON FORM S-8 [ITEM 512(H)]

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES
----------------------------------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, province of British Columbia, Canada, on the 31st day of January 1997.

                                   LA TEKO RESOURCES LTD.
                                   (Registrant)


                                   By /s/ Gerald G. Carlson, President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald G. Carlson with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 31st day of January 1997.


/s/ Gerald G. Carlson, Director and
President (Principal Executive,
Financial and Accounting Officer)


John R. Hardesty, Director


/s/ John S. Auston, Director


/s/ Douglas R. Beaumont, Director


/s/ Gordon J. Fretwell, Director


/s/ Robert Gentry, Director